The Board of Directors of
The Infinity Mutual Funds, Inc. -
The Correspondent Cash Reserves:

In planning and performing our audits
of the financial statements of The
Infinity Mutual Funds, Inc. - The
Correspondent Cash Reserves for the
year ended December 31, 1998, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of The Infinity Mutual
 Funds Inc. - The Correspondent Cash
Reserves is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in
any internal control, errors or fraud
may occur and not be detected.  Also,
 projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters
 in internal control that might be
material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the
 design or operation of one or more
internal control components does not reduce
 to a relatively low level the risk that
misstatements caused by error or fraud
in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation, including
 controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the
information and use of management,
the Board of Directors of The Infinity
 Mutual Funds, Inc. - The Correspondent
Cash Reserves, and the Securities and
Exchange Commission and is not intended
 to be and should not be used by anyone
other than these specified parties.


	KPMG LLP


Columbus, Ohio
February 3, 1999